CONFIDENTIAL TREATMENT REQUESTED	Exhibit 10.1

MANUFACTURING AND SUPPLY AMENDMENT

This Manufacturing and Supply Amendment (“Manufacturing Amendment”) is made effective as of December 9, 2016 (the “Manufacturing Amendment Effective Date”), between Nuvectra Corporation having an office at 5830 Granite Parkway, Suite 1100, Plano, TX 75024 (“Client”) and Minnetronix, Inc., having an office at 1635 Energy Park Drive, St. Paul, MN 55108 (“Minnetronix”).

WHEREAS, Client, which was formerly known as QIG Group, LLC, and Minnetronix entered into a Business Agreement, dated April 30, 2009 (the “2009 Agreement”), as modified by letter agreement between the parties dated June 29, 2009 (“Letter Agreement”) and First Amendment to Business Agreement, made and entered into as of April 10, 2010 (the “First Amendment” and collectively, with the Letter Agreement and the 2009 Agreement, the “Business Agreement”) as supplemented and amended by the Manufacturing and Quality Addendum dated August 1, 2013 (the “Manufacturing Addendum”).

WHEREAS, as described in Section 1 below, the parties are amending the Business Agreement and Manufacturing Addendum with respect to the manufacturing of the Products described herein with this Manufacturing Amendment.

WHEREAS, the parties each desire to amend the Manufacturing Addendum for Minnetronix to supply certain products and services to Client.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Structure of Documents for Manufacturing. The parties agree that this Manufacturing Amendment supplements and, where stated, modifies the Manufacturing Addendum, (which in turn continues to supplement and modify the Business Agreement). For all Purchase Orders placed under this Manufacturing Agreement, the “Manufacturing Agreement” is comprised of (and will be interpreted in the following order): (a) Product Specifications agreed to by the parties; (b) the applicable Purchase Order quantity, description of Products and delivery dates (as may be adjusted as set forth in this Manufacturing Amendment and excluding boilerplate terms and conditions); (c) this Manufacturing Amendment; (d) the Manufacturing Addendum (as modified as set forth herein); (e) the applicable terms of the Business Agreement (as modified as set forth in the Manufacturing Addendum and herein); and (f) the Quality Agreement. The foregoing sentence supersedes and replaces, with respect to Purchase Orders placed hereunder, conflicting language on order of interpretation in Sections 2.1(a) and 9.16 of the Business Agreement and Section 4 of the Manufacturing Addendum. Any capitalized terms used and not defined in this Manufacturing Amendment shall be as defined in the Manufacturing Addendum and/or Business Agreement. Except to the extent specifically supplemented and modified by this Manufacturing Amendment and the remaining terms of the Manufacturing Addendum, the terms of the Business Agreement shall remain in full force and effect.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.     Manufacturing Terms. The entirety of Sections 1 and 3 of the Manufacturing Addendum are hereby deleted and replaced with the terms in Section 3 of this Manufacturing Amendment except for Section 1.l.i. of the Manufacturing Addendum which shall remain in full force and effect. For clarification, the amendments to the Business Agreement contained in Section 1.l.i. of the Manufacturing Addendum shall continue to apply to this Manufacturing Agreement (including this Manufacturing Amendment and all Purchase Orders placed hereunder) except that for Minnetronix’ indemnification obligations under the Manufacturing Agreement in no event will Minnetronix’ aggregate liability exceed Three Million Dollars ($3,000,000).

3.     Changes to Manufacturing Terms. Subject to the terms and conditions in the Manufacturing Agreement, Client will purchase Products from Minnetronix and Minnetronix will supply the Products (as defined below) to Client as set forth below.

a. Products. A description of the Products and Components to be manufactured by Minnetronix and purchased by Client, together with additional terms specifically applicable to such Products and Components, such as lead time requirements and various other commercial terms, will be set forth in Schedules to this Manufacturing Amendment (Schedule A describes the initial Products). The parties may, from time to time, add new Products by executing a new Schedule or executing addenda and/or amendments to a prior Schedule. Revision numbers for the Product may change from time to time through Seller's Engineering Change Order (“ECO”) system.

b. Specifications. Specifications for the Products will be supplied by Client or Client’s agent and agreed upon in writing by Minnetronix, or will be otherwise established and accepted by Client and Minnetronix via Minnetronix' ECO process. Neither Minnetronix nor any Product shall be expected or required to perform outside of the Specifications.

c. Initiation Terms. Client agrees that it will provide its required 6 month notice to Integer, Inc., f/k/a Greatbatch, Inc. (“Integer”) that it intends to exercise its right to terminate Integer’s supply of the Products under the Supply Agreement between Client and Integer dated March 14, 2016 (the “Integer Supply Agreement”) and Client agrees to provide such notice no later than December 9, 2016. Upon receiving written notice from Client that it has initiated its separation from Integer as Client’s supplier for the Products, Minnetronix agrees it will commence the PCBA alternative sourcing project(s) required to achieve the process changes needed to achieve the Table A Pricing set forth on Schedule A. Minnetronix agrees that the work under such project will be for no charge with respect to the alternative sourcing of, and transfer to, a supplier for the PCBAs used in the Products in Schedule A, including creating the documentation required for regulatory filings to the FDA for the process changes to be made to such Products as they exist on the Manufacturing Amendment Effective Date to replace the PCBA supplier contemplated to accomplish the Table A Pricing (as defined in Schedule A). Other than Minnetronix’ costs to set up the alternative sourcing as described above, the submission of the necessary FDA and regulatory filings to achieve the Table A Pricing (as defined on Schedule A), will be at Client’s expense. Further details are set forth in Schedule A under “Alternative Source Project Summary and Pricing Terms”.

Minnetronix further agrees to coordinate with Client to complete and compile any required FDA or other regulatory submissions as needed to implement such Minnetronix process changes and the parties agree to work together in good faith to complete such submission in a timely manner. Client agrees it will promptly review and file the regulatory submission with the FDA following Minnetronix’ delivery of the completed file to Client. If Client believes the regulatory submission is incomplete or inadequate, it will promptly notify Minnetronix and the parties will continue to work together to complete the regulatory submission. The PCBA alternative sourcing project is expected to be completed within six months or sooner from the Manufacturing Amendment Effective Date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d. Purchase Orders.

i. Client will order Products by issuing to Minnetronix a Purchase Order describing the Products to be manufactured and delivery dates and that corresponds to the applicable pricing set forth in Schedule A. The parties shall agree in writing on the Purchase Order, including the order quantity, delivery schedule, and the Specifications contained thereon, as set forth above, prior to the commencement of any work related to such Purchase Order. Agreement may be evidenced by an order acknowledgement. Provided that such Purchase Order and Specifications are accepted by Minnetronix, Minnetronix shall manufacture for Client the Products or Components identified in such Purchase Order, subject to the terms and conditions of the Manufacturing Agreement. The Product functional and quality control testing to be performed to verify the Product’s conformance to the Specifications at the time of delivery will be as per the testing procedures in the Specifications. Concurrent with execution of this Manufacturing Addendum, the parties have agreed to Purchase Order #___, which is valid and binding on the parties contingent on expiration of the exclusivity obligations between Client and Integer under the Integer Supply Agreement (“Initial Purchase Order”). Client shall deliver written notice to Minnetronix of when such exclusivity expires or is terminated. On expiration or termination of Client’s exclusivity obligations with Integer, the contingency shall be deemed automatically removed, the [***] month delivery period of the Initial Purchase Order shall commence (with original shipment dates commencing at the start of such [***] month delivery period for purposes of subsection (iii) below), Client shall deliver an [***] month forecast per the terms of subsection (iii) below, and the Initial Purchase Order shall be deemed outstanding for purposes of the safety stock requirements herein.

ii. Commencement of work related to any Purchase Order issued hereunder is done so under the terms of the Manufacturing Agreement. Any additional or different terms sent by Client to Minnetronix in writing, either together with or apart from a Purchase Order, or sent from Minnetronix to Client in writing, shall be excluded unless signed by both parties as an amendment to this Manufacturing Amendment.

iii. Client will place one or more Purchase Orders with Minnetronix representing Client's firm commitment for Products to be delivered as specified on the respective Purchase Order. Once a Purchase Order is agreed by the parties, such pricing, as described on Schedule A, will be available for up to [***] months from the date of agreement (“[***] month delivery period”) and Client will be required to take delivery of all Products over such [***] month delivery period. Client shall place Purchase Orders at the minimum quantities as set forth in the pricing tiers described on Schedule A. Upon the placement of a Purchase Order for the minimum commitment to be delivered within the [***] month delivery period, Client shall provide to Minnetronix a binding [***] month forecast for such Purchase Order subject to the permitted tolerances set forth in the table for applicable quantities at delivery dates.  Such forecast shall be updated by Client and provided to Minnetronix on a monthly basis and adjustments to the delivery quantities in the original Purchase Order will be permitted by Minnetronix only within the percentage allowances set forth below:

Calendar Days Before Original PO Shipment Date	Units % change Allowance from Original PO
[***]	[***]%
[***]	+/- [***]%
[***]	+/- [***]%
> [***]	+/- [***]%

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The binding portion of such forecast updates will be deemed to modify the Purchase Order, provided however, that the parties agree that (A) such forecast updates shall not decrease the original Purchase Order quantity below the number of units of Products agreed in the original Purchase Order and Minnetronix shall be permitted to deliver, and Client shall purchase, any remaining units under the original Purchase Order during the [***] month delivery period, (B) in no event shall the forecast updates exceed [***]% of the original Purchase Order number of units of Product within the [***] month delivery period, and (C) no changes to the forecast will be allowed during the [***] days prior to the completion of the original [***] month delivery period.

iv. Minnetronix will make reasonable efforts to accommodate schedule change requests subject to Component availability and capacity at Minnetronix’ sole discretion. Aggressive schedule increases will be accommodated to the best of Minnetronix’ ability. Minnetronix may use forecasts to purchase long lead-time items and to achieve price breaks due to order size. Forecasts and Purchase Orders may be combined to make best effort purchasing decisions. Minnetronix will be responsible for analysis for obsolete components and will manage its “last time buys”, as appropriate in order to avoid any supply disruptions to Client, but Client will be responsible for paying for such components per the terms below.

e. Price; Deposit; Changes to Payment Terms; Additional Charges.

(i)     The applicable price (“Price”) for the Products under the Platform (as defined below) is as described on Schedule A and is subject to the terms set forth therein and below.

(ii)     For the first [***] of each of the PPC and PoP Products and for the first [***] of each of the CP, PFT, EPG and Coil Products ordered by Client hereunder, the Price for the Products shall be the Table B Pricing (collectively the “Initial Products”). If Client does not order and take delivery of all of the Initial Products during the calendar year 2017, then Minnetronix may charge, and Client will pay, a monthly storage fee for the Initial Products at the rate of [***]% times the aggregate Price for the balance of the Initial Products not delivered hereunder until delivery (which may be waived by Minnetronix if Client issues a second Purchase Order for additional Products hereunder). Such fee shall be payable monthly in arrears. For all other Products ordered hereunder, the Price shall be the Table A Pricing; provided, however, that:

(A)

if the alternative source for the PCBA supplier is not completed within 6 months of the Manufacturing Amendment Effective Date and such delay is solely caused by Client, then the Table B Pricing shall apply until the alternative source for the PCBA supplier is completed and approved by the FDA, after which Minnetronix will use commercially reasonable efforts to convert the Price for the Products to the Table A Pricing promptly (taking into account Committed Inventory and other commitments made under the Table B Pricing).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)     The Price is subject to change for different Products models as described in Schedule A. Minnetronix will manage suppliers, parts specifications, and other associated documentation for the Products in Minnetronix’ internal systems.

(iv)     A deposit equal to [***]% of the value of the initial [***] month delivery period for the Initial Purchase Order issued by Client (i.e. Price times number of units) shall be paid by Client within [***] days following the date such Initial Purchase Order becomes effective as described in Section 3(d)(i) above. Minnetronix agrees that such deposit will be netted against the final payment due to Minnetronix under the Manufacturing Agreement. Minnetronix further agrees that Client will also receive a credit against the initial Purchase Order for any functional EPG boards that the Client delivers to Minnetronix for use for the Products under such Purchase Order, provided that such credit will not exceed the number of EPG board units described in the initial Purchase Order between Client and Minnetronix.

(v)     Notwithstanding the terms of Section 4.2 of the Business Agreement, (A) Client shall deliver payment in full to Minnetronix within 60 days after the invoice date, and (B) in the event that full payment is not made within 90 days after the invoice date, Minnetronix may cease all efforts on the manufacturing Services and the Products and refer the account to a collection agency. If Client breaches any of its payment obligations hereunder and fails to cure within 10 days the foregoing payment terms shall be deemed terminated and payment shall instead be due as set forth in Section 4.2 of the Business Agreement for the remainder of the term of the Manufacturing Agreement.

(vi)     Additional Charges.

(A)     Any nonrecurring engineering (“NRE”) fees that may be incurred by Minnetronix (e.g., development of travelers, ECO generation/approval/release, additional assembly procedures, additional assembly drawings, and parts and assembly information entry into the Minnetronix’ manufacturing system) will be recharged to Client in accordance with Section 4.6 of the Business Agreement. All required supplier NREs will be recharged to Client in accordance with Section 4.3 of the Business Agreement.

(B)     Extensive troubleshooting and repair of design-related issues encountered during production and testing will be at Client’s expense in accordance with Section 4.6 of the Business Agreement.

(C)     Client-owned equipment, if any, shall be calibrated and maintained as required at Client’s expense in accordance with Section 4.3 of the Business Agreement.

(D)     Minnetronix will provide standard assembly and test equipment. Any non-standard test equipment or fixtures will be provided by or purchased by Client.

(E)     Any out of pocket expenses in excess of $2,000 per month are subject to pre-approval of Client.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f. Exclusivity. Client agrees that, subject only to the exclusivity in the Integer Supply Agreement until it expires or is terminated, Minnetronix will be the exclusive external supplier for Client’s current Products meaning the Client’s current existing external device platform (the “Platform”). The Platform is defined as a product that uses the current hardware in use as of the date of this Manufacturing Amendment, but may have different software based on specific therapies, including minor software changes or improvements for the current “Algovita spinal cord stimulation system” and the “Virtis sacral nerve stimulation system.” Minor hardware and/or software modifications, including but not limited to the following: to improve or modify functionality, improve manufacturing yields, replace obsolete/end-of-life components, or ensure compliance with quality or regulatory standards; would be considered part of the Platform. Next generation Products or Platforms would be devices that have a significant change in form factor and/or significant change in function from the Platform. Notwithstanding the above, but subject to the termination provisions of the Manufacturing Agreement, Client retains the right to in-source and manufacture the Platform internally (but not through use of a third party including any affiliate), and may have any next generation external devices manufactured by itself or by a third party. The foregoing shall be deemed to replace Section 8.2(e) of the Business Agreement for the Manufacturing Agreement.

g. Minnetronix Changes to the Specifications or Manufacturing Location. Minnetronix shall not implement any change to any of the Specifications without the prior written consent of Client, except as follows: Minnetronix may make minor revisions without such consent. A minor revision is defined below. Prior to making any “major revision” to a Product assembly or sub-assembly (i.e., any change that may affect the form, fit or function of a Product), Minnetronix will request Client’s consent to such major revision by issuing an ECO to Client. At a minimum, Client’s approval of an ECO issued by Minnetronix with respect to the top level assembly of a Product will be required prior to release of the Product to production. Client’s execution of an ECO shall be deemed to constitute Client’s approval of the revision subject to such ECO, together with all Components and Specifications that are incorporated into the assembly or sub-assembly that is the subject of such ECO. Minnetronix will provide all documentation reasonably requested by Client in connection with its review of any ECO presented by Minnetronix. Minnetronix will give Client [***] months prior written notice of any change in manufacturing location for the Products, and the opportunity to make a “last time purchase” from such old manufacturing location under the terms of subsection r. below.

h. Product Documentation. With each shipment of Product, Minnetronix will provide to Client a Certificate of Compliance verifying each Product’s compliance with the applicable Specifications.

i. Packaging & Delivery. Each Product will be packaged to (i) comply with the requirements of the carrier, (ii) comply with Client’s Specifications and (c) comply with all applicable laws, rules and regulations. Delivery is FOB Minnetronix manufacturing facility. Client assumes and agrees to bear all risk of damage or loss to the Products after shipment from Minnetronix’ facility (the FOB point). Minnetronix shall select freight carrier of its choosing unless otherwise specified by Client in the Purchase Order. Costs for packaging not included in the BOM or Specifications are not included in the Price.

j. Configuration Management. Minnetronix uses a product revision format that indicates different levels of product release. All revisions have a format of [major revision]-[minor revision]. Major revisions (i.e., changes that may affect the form, fit or function of a Product) are less than “1” (e.g., .01, .02, .5, etc.) prior to production release and are “001” or greater (e.g., 001, 002, etc.) after production release. Minor revisions (i.e., changes that do not affect the form, fit or function of a Product) start with alpha characters beginning at “a” after each major revision change and are incremented for each minor revision change (e.g., a, b, c, etc.) All Products provided at a revision level of 001-a or higher (e.g., 001-a, 001-b, 002-a, etc.) shall be considered production units (“Production Units”). All Products provided at a revision less than 001-a (e.g., .01-a, .01-b, .5-a, etc.) shall be considered prototypes or pre-production units (“Engineering Units”). Any Engineering Units provided by Minnetronix may not meet regulatory standards for medical equipment or software and are not intended for human use unless specifically manufactured for that purpose and expressly indicated as such by Minnetronix to Client. ANY AND ALL ENGINEERING UNITS MANUFACTURED AND DELIVERED BY MINNETRONIX HEREUNDER ARE PROVIDED “AS IS”.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

k. Outsourcing. Minnetronix may not change the subcontractor or vendor of any material or service used in the Products that are manufactured by Minnetronix in a manner that would trigger a regulatory change without the prior written consent of Client. Minnetronix will be responsible for the acts and omissions of any subcontractor to the extent Minnetronix would be liable under the Business Agreement if it had committed such acts and omissions itself.

l. Returned Product.

i.

All Products that Client deems to be non-conforming shall be returned to Minnetronix after acquiring and including a Minnetronix Return Material Authorization (“RMA”) number and paperwork indicating the details of the unit being returned with a serial or lot number and a description of the problem. An RMA number is available on request from the Minnetronix Quality Department.

ii.

Client shall pay for freight for Product return to and from Minnetronix (except for warranty returns). Minnetronix shall use a shipping method of the same or better expediency to that which Client returned Product to Minnetronix.

iii.

Client agrees to supply Minnetronix with a Certificate of Decontamination, when applicable, along with all returned Product certifying that it is free of all toxic and biohazard materials. If no such certificate is provided, Minnetronix may perform decontamination services as needed.

iv.

In-warranty repairs shall be performed in accordance with the Manufacturing Agreement. Minnetronix agrees to perform out-of warranty depot repair, upgrade, and troubleshooting services as requested by Client. All repairs, troubleshooting, field upgrades, and field service work performed by Client will be at Client’s sole expense.

m. Books, Records and Traceability. Minnetronix must keep true, accurate and complete books, records, reports and accounts in connection with the Products provided under the Manufacturing Agreement, and Minnetronix must keep these for such period of time as required by applicable law, rule or regulation, but in no event less than fifteen years immediately following the termination of the Manufacturing Agreement. Without limiting Client’s rights below, Client may send one or more of its representatives to inspect Minnetronix’ business operations, including, but not limited to, manufacturing and warehouse facilities, records, and reports at any time during regular business hours with at least one week’s notice to Minnetronix and no more than once annually. Minnetronix will make available to Client immediately after receipt and for a period of fifteen years immediately following the termination of the Manufacturing Agreement, inspection reports, notices, claims, and audits by any regulatory or governmental authority affecting or relating to Minnetronix’ business or the Product. Traceability requirements include, but are not limited to the following:

i.	All Components are traced by lot at a minimum;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ii.	Critical Components are traced according to Client documentation as set forth at the time of qualification;

iii.

Process information is traced to the sub-assembly. At a minimum, this includes operator performing the operation and date performed, shift (as applicable), manufacturing instructions used, identification of equipment used, BOM/design revision and configuration, resolution of any discrepancies, and record of any rework performed; and

iv.	Raw material sourced directly by Minnetronix trace-ability to original material manufacturing lot.

n. Covenants and Warranty.

i.

Client Responsibility. Client shall be solely responsible for the design of the Products and for the Products’ safety and efficacy for their indications and intended uses. Subject to the last sentence of this Section, Client shall bear any financial or other responsibility for Product deficiencies discovered by Client or Minnetronix. It is Client’s sole responsibility to review, validate, and approve the Product design, any Engineering Units Minnetronix provides, and to ensure that any resulting Product is tested, manufactured, packaged, labeled (including adequate warnings), sold and/or used in a safe, careful, and effective manner. Client is also responsible for obtaining and maintaining any necessary approvals, including any FDA, UL, CE, CSA, FCC or other approvals. Notwithstanding the foregoing, nothing in this Section is intended to limit, and in no event shall this Section be deemed to modify, the express indemnification obligations of Minnetronix set forth in the Manufacturing Agreement (for clarity, in the Manufacturing Addendum which modifies the Business Agreement) and the express Product warranty provisions set forth below in this Manufacturing Amendment, respectively.

ii.

Minnetronix Responsibility. Minnetronix’ procurement, assembly and test responsibility is limited to providing a Product that is “built to print” according to written Specifications provided to Minnetronix by Client and agreed upon by Minnetronix, or as otherwise agreed to by Client via Minnetronix’ ECO process. Client shall have ten (10) business days from arrival of the Products at Client’s shipping address to receive and inspect the Products to determine if there is any shortage, damage or discrepancy. Client shall report any shortage, damage or discrepancy within such period to Minnetronix and furnish such written evidence or other documentation as Minnetronix may deem appropriate. If Minnetronix is responsible for such shortage, damage or discrepancy, Minnetronix shall, at Client’s option and as Client’s sole remedy: (a) promptly deliver additional or substitute Products to Client in accordance with the delivery procedures set forth herein (but at Minnetronix’ expense for shipment); or (b) provide a credit for the amounts paid to Minnetronix for the damaged or defective Products. Client shall dispose of the rejected Products as directed by Minnetronix.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

iii.

Minnetronix Warranty. Subject to the terms of this Section, Minnetronix warrants to Client that each Production Unit of Product, for a period one year from the date of delivery to Client (the “Warranty Period”), shall: (a) conform in all respects to all of the Specifications to the extent verified by Minnetronix through the testing and inspection procedures defined in the Device Master Record for such Product or otherwise established and agreed to by Client via Seller’s ECO system as of the date of shipment of such Production Unit; and (b) be free from all defects in workmanship. Minnetronix shall have no responsibility or obligation to Client under warranty claims with respect to Products that have been subjected to abuse, misuse, accident, alteration or neglect. In addition, the foregoing warranties do not apply to any third party software or any other third party components or Client components (including Components) that are embedded or incorporated into the Products, provided that Minnetronix shall assign to Client any warranties received from such third parties (to the extent assignable). The parties have identified which Components as of the Manufacturing Amendment Effective Date do not have warranties assignable to Client in Schedule B hereto. During the Warranty Period and only during the Warranty Period, Minnetronix’ responsibility shall, at Minnetronix’ sole option, and as Client’s sole and exclusive remedy and Minnetronix’ exclusive liability except for Minnetronix’ indemnification obligation in Section 7.1(b) of the Business Agreement (as modified per the terms of the Manufacturing Addendum), be limited to (i) the labor costs for work performed by Minnetronix at Minnetronix’ facility or replacement of the Product (including labor to assemble Components that are defective, although Component replacement is at Client’s expense (except that Minnetronix shall cover the replacement cost for Components rendered unrecoverable due to defects in workmanship by Minnetronix)) plus domestic ground shipment to and from Client’s facility or (ii) a credit for the amounts paid to Minnetronix for the damaged or defective Products. Minnetronix will assist Client in obtaining replacement defective Components at Client’s expense. In all cases, costs not related to warranty repair or replacement shall be borne by Client. Client is obligated to train and instruct its employees and any potential users of the Products with regard to their safe and proper use. Except for Minnetronix’ indemnification obligation in Section 7.1(b) of the Business Agreement (as modified per the terms of the Manufacturing Addendum), Minnetronix shall have no liability for any injury to the operator or subject of the Products’ application regardless of the reason for the injury (including, but not limited to, inappropriate therapy, use, or Product malfunction). Notwithstanding the foregoing, with respect to any Products that have been subject to off-label use, Minnetronix’ indemnification obligation in Section 7.1(b) of the Business Agreement (as modified per the terms of the Manufacturing Addendum) shall not apply.

o. Quality Agreement. Minnetronix and Nuvectra have entered into a separate Quality Agreement, effective on the date that the Initial Purchase Order becomes effective, that includes additional quality requirements (“Quality Agreement”).

p. Audits. Upon reasonable prior written notice of at least two weeks and during normal business hours and no more than once annually, Client, any of its duly authorized representatives and any regulatory or governmental agency, including, but not limited to, the FDA and any competent regulatory authority or notification body of Client, will have access to and the right to inspect or audit any Product’s design and any manufacturing, packaging, labeling, testing, shipping or quality processes and associated documentation. In addition, Client may audit Minnetronix’ manufacturing and quality systems. Such audits may include examination of Minnetronix’ manufacturing and quality control processes, and manufacturing and quality control records to ensure compliance. Further, Client requires a 30-day response to all audit findings, a 60-day closure timeline for major findings, and a one (1) year closure timeline for all minor findings.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

q. Product Quality or Performance Issues.

i.

Minnetronix will use commercially reasonable efforts to resolve at Client’s request any Product quality or performance issues that arise during the term of the Manufacturing Agreement at Client’s sole expense (except to the extent the warranty remedies apply). These efforts will be tracked in a quality system such as Corrective Action and Preventive Action framework that is compliant with industry standards including, but not limited to, IS0-9001. Upon request by Client, such efforts may include making appropriate Minnetronix personnel available (at Minnetronix’ expense) at the Minnetronix and/or Client facilities where such Product quality or performance issues are identified and/or need to be addressed. Upon request by Client, Minnetronix will promptly provide Client with all information requested by Client on the quality or performance issue and Minnetronix’ corrective actions. Minnetronix shall be responsible for the costs of complaint/failure investigations, should such investigation show the fault was due to a manufacturing error. Minnetronix shall complete all failure analysis within 30 days of receiving a device for analysis. The cost of analysis for any investigation exceeding this timeline will be paid by Minnetronix, regardless of the cause of the failure, unless prior agreement to extend the investigation is reached.

ii.

Each party must provide the other party with written notification within ten business days after such party obtains knowledge of any actual or potential problems relating to the performance of any Product or any Components used in the Product so that Client may explore whether investigation into the experienced problem as it may relate to Product already shipped or in process is necessary. Minnetronix will fully cooperate with all reasonable requests made by Client as to any such investigation, which will be at Client’s sole expense.

r. Discontinuance of Supply & Last Time Purchase. If either party terminates the Manufacturing Agreement as permitted therein or Minnetronix chooses to discontinue the supply of any Product, Client will have the right to a last time purchase from Minnetronix of the Product in a quantity ordered by Client but which may not exceed the aggregate amount for the next six months as set forth in the most recent forecast.

s. Component Scheduling. Minnetronix shall maintain scheduling control over Components ordering and their delivery scheduling according to Minnetronix’ production scheduling processes. Minnetronix will issue purchase orders, or otherwise place orders, for all Components to support Client’s Purchase Orders throughout the term of the Manufacturing Agreement. Minnetronix will commit to longer-term buys on an exception basis as reasonably requested by Client, and, provided that all such requests are issued in writing to Minnetronix by Client, all such buys shall be deemed a binding forecast.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

t. Termination. In the event that either party terminates the Manufacturing Agreement (and/or any outstanding Purchase Order) as permitted herein, the following terms shall apply to Committed Inventory and finished Products purchased or committed to as a result of the Purchase Order or the forecasts delivered by Client to Minnetronix, and also for all Committed Inventory and finished Products not yet shipped affected by part obsolescence, changes due to ECOs or the end of Product life:

i.	Minnetronix will make reasonable good faith efforts to return unneeded Components to its suppliers, at Client’s expense; and

ii.	Minnetronix will return all Client-owned inventory to Client, at Client’s expense; and

iii.	Client will be responsible for the following costs:

(A) Minnetronix’ Price for finished Products and actual costs associated with non-returnable or non-cancelable inventory including inventory that has been rendered non-returnable due to work performed in accordance with the Manufacturing Agreement and associated Purchase Orders, provided that any such materials cannot be used by Minnetronix in connection with the production of other items for Client or any other customer of Minnetronix within 1 month from the date of termination; and

(B) Minnetronix’ actual costs associated with returnable or cancelable inventory.

iv.

Upon payment by Client of the amounts set forth above, Client shall own the inventory and components, and Minnetronix shall deliver such inventory and components to Client in accordance herewith on an AS IS basis (except for completed Production Units which shall be subject to the warranty herein).

v.

Minnetronix’ “actual costs” include labor, overhead and other out-of-pocket expenses incurred in the purchasing, receiving, inspecting, testing, assembling, storing, counting, shipping, handling, canceling, returning, or otherwise managing or processing the Components and inventory and their suppliers.

u. Excess/Scrap Components. Subject to the terms of Schedule A for EPG boards, the costs of scrap and/or non-conforming material incurred during normal production activities shall be borne by Minnetronix. The cost of scrapped and/or excess Components shall be borne by Client in the event of part obsolescence, changes due to ECOs or the end of Product life. This is intended, for example, to cover Components that are no longer needed for the Product due to ECOs, or end of the Product manufacturing at Minnetronix. Additionally, Client is responsible for excess Components that are purchased due to minimum buy quantities from the Product Component suppliers. Excess parts may be transferred to Client upon completion of the production orders. Minnetronix shall invoice such amounts and payment is due per Section 4.2 of the Business Agreement.

v. Safety Stock.

i.

When there is an outstanding Purchase Order under the Manufacturing Agreement, Minnetronix commits it will hold or make safety stock inventory for the duration of the Purchase Order to fulfill such Purchase Order as follows.

ii.

Minnetronix will perform a lead time analysis on the raw materials and Components for the work-in-process goods to be held in safety stock and deliver a plan to Client recommending a mix of such materials for the work-in-process goods to be held in safety stock. Upon agreement of the parties to such mix, Minnetronix shall hold safety stock of such mix of materials for [***] ([***]) weeks of work-in-process goods calculated by dividing the [***] month Purchase Order total dollar amount by [***], and multiplying the quotient by [***]. The resulting dollar amount shall be the basis for determining how much work-in-process goods will be held in safety stock.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

iii.

Minnetronix agrees that such safety stock will also include [***] ([***]) weeks worth of finished goods, calculated for each Product by dividing the [***] month Purchase Order total quantity of such Product ordered by [***], and multiplying the quotient by [***] (such safety stock of finished goods is the “Consignment Inventory”).

A.

Minnetronix will develop a Consignment Inventory plan to cover how often Client will draw upon the Consignment Inventory during the [***] month delivery period. Upon the parties’ agreement to such plan (the “Consignment Inventory Plan”), and periodically per the Consignment Inventory Plan, Minnetronix will manufacture and deliver to Client’s location at Blaine, Minnesota the Consignment Inventory under the Purchase Order.

B.

Upon delivery of the Consignment Inventory, Client shall complete the inspection and acceptance pursuant to Section 3.n.ii of this Manufacturing Amendment but title shall be retained by Minnetronix until transfer to Client as set forth below. Upon acceptance, Client shall track the Consignment Inventory using a monthly inventory report in a form to be mutually agreed by Client and Minnetronix; copies of the monthly inventory report shall be furnished to Minnetronix monthly.

C.	The Consignment Inventory shall be:
1.	held at Client’s location on consignment,
2.	identified as the property of Minnetronix,
3.	segregated from other goods, and
4.	stored in an area in Client’s facility separate from and not mingled with other goods of Client or of any third party.
D.

The Consignment Inventory shall be kept free of all liens, claims, encumbrances and interests of third parties and, without limiting the foregoing, Client will not sell, transfer, assign, pledge, grant a security interest in or otherwise encumber or allow any third party to obtain an interest in any Consignment Inventory.

E.

While on consignment with Client, and except with respect to damage, destruction or loss to the Consignment Inventory caused by Client’s acts or omissions, risk of loss for the replacement value of the Consignment Inventory shall remain with Minnetronix and Minnetronix shall be responsible for insuring the Consignment Inventory for its replacement value. In the event of any destruction, damage or loss to any Consignment Inventory during consignment by Client, Client shall immediately notify Minnetronix. Client shall have insurance covering its own acts and omissions.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

F.

Client shall draw from the Consignment Inventory within the scope of the then current Purchase Order pursuant to the Consignment Inventory Plan with the timing such that the then-current Consignment Inventory is not removed until replacement Consignment Inventory has been accepted pursuant to Section 3.n.ii of this Manufacturing Amendment (unless the Purchase Order has been fulfilled). Upon such acceptance of the replacement Consignment Inventory, the then-current Consignment Inventory shall be deemed delivered to Client, title thereof shall pass to Client, and the warranty in Section 3.n.iii of this Manufacturing Amendment shall commence for such Consignment Inventory. Client shall deliver Minnetronix written notice of this date for purposes of tracking the Warranty Period (if Client fails to deliver such notice the Warranty Period shall be deemed to commence on the date the replacement Consignment Inventory is delivered to Client).

G.

Minnetronix or any of its duly authorized representatives shall have access to and the right to reasonably perform routine audits on the Consignment Inventory upon at least five (5) business days’ prior written notice at least quarterly.

iv.

Client agrees that it will pay the cost or Price (depending on whether work in process or finished goods) for any scrapped or obsolete goods held in safety stock by Minnetronix or on consignment at Client.

4.     Term and Termination.

a.      Term. The term of the Manufacturing Agreement will commence on the Manufacturing Amendment Effective Date and, unless terminated earlier in accordance with the Manufacturing Agreement, will continue in full force and effect for so long as the exclusivity applies in Section 3.f of this Manufacturing Amendment. As agreed by the parties, Minnetronix will continue to fulfill any outstanding Purchase Orders issued by Client prior to any termination of the Manufacturing Agreement, and the delivery of any Product pursuant to such Purchase Orders will be governed by all of the terms and conditions of the Manufacturing Agreement.

b.      Termination. The Manufacturing Agreement may only be terminated by either party upon a material breach of the Manufacturing Agreement by the other party after giving such other party written notice specifying the nature of and the basis for the material breach and providing such other party a 60 day opportunity to cure the material breach. The terms of Section 8.2(b) of the Business Agreement shall not apply to this Manufacturing Agreement. If Client terminates this Manufacturing Agreement as permitted in this Section 4(b), the exclusivity under Section 3.f. shall also terminate on the effective date of termination of the Manufacturing Agreement. Either party may only terminate a Purchase Order (i) upon a material breach of the Purchase Order by the other party after giving such other party written notice specifying the nature of and the basis for the material breach and providing such other party a 60 day opportunity to cure the material breach, or (ii) by giving written notice to the other party if such other party has given notice as to an event of force majeure in accordance with Section 9.6 of the Business Agreement and such other party has suspended its performance hereunder for more than [***] ([***]) days in any six month period. For clarity, there is no right to cancel a Purchase Order for convenience hereunder.

c.     Minnetronix Discontinuation. Minnetronix may discontinue supply of any Product being manufactured by Minnetronix under the Manufacturing Agreement by giving Client at least eighteen (18) months prior written notice, provided that Client shall have the option to make a “last time buy” as set forth above.

d.     Effect of Termination. For clarification, the terms of Section 8.3 of the Business Agreement shall apply on termination of the Manufacturing Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.     Engagement Fee. In order to compensate Minnetronix for the risks of entering into a new supply arrangement with a customer of Client’s size; for the costs incurred by Minnetronix for storing and administering inventory for Client under the Business Agreement and Manufacturing Addendum prior to the Manufacturing Amendment Effective Date; and for likely delays before any sales of Product can commence, Client shall provide Minnetronix a non-refundable engagement fee of Eight Hundred Thousand Dollars ($800,000) payable as follows: (a) Two Hundred Thousand Dollars ($200,000) due on the Manufacturing Amendment Effective Date; and (b) Two Hundred Thousand Dollars ($200,000) due on each of the three-, six- and nine-month anniversaries of the Manufacturing Amendment Effective Date. As of the Manufacturing Amendment Effective Date, Minnetronix has a quantity of PCBA boards and other raw materials in inventory that could be used to perform hereunder in the event they are not used prior to the effective date of the Initial Purchase Order. If Minnetronix sells any additional units of products which consume such PCBA boards and other raw materials in inventory, after the Manufacturing Amendment Effective Date, and receives payment therefor, then the foregoing fee will be proportionately reduced by the number of such products sold. For example, if 50% of such products are sold the fee will be reduced by 50%.

6.     Disclosure. If either party is required to file the Manufacturing Agreement (in whole or in part) with any Governmental or Regulatory Authority, then prior to any such filing, the party that is required to file the Manufacturing Agreement (the “Filing Party”) will (i) if legally permissible, provide the other party with advance notice of such required disclosure and confer with the other party about such requirement and (ii) limit the disclosure of commercially sensitive information to the extent that the Filing Party reasonably determines is compliant with the requirements of the Governmental or Regulatory Authority. “Governmental or Regulatory Authority” means any federal, state, municipal, local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental or quasi-governmental authority, agency or entity, tribunal, arbitrator, commission, official, or other instrumentality of the United States or any state, county, city, or other political subdivision or any hospital accrediting agency, domestic or foreign.

 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have executed this Manufacturing Amendment as of the Manufacturing Amendment Effective Date.

Nuvectra Corporation

By: /s/ Scott F. Drees______

Name: Scott F. Drees

Title: Chief Executive Officer

Minnetronix, Inc.

By: /s/ Richard A. Nazarian

Name: Richard A. Nazarian

Title: President and CEO

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A

PRICING TERMS

The following Pricing is the “Table A Pricing”:

Price per Volume Breaks- High Volume Products
	[***]	[***]	[***]	[***]+
[***]	$[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]	$[***]

Price per Volume Breaks- Low Volume Products
[***]	[***]	[***]+
	$[***]	$[***]
[***]	[***]	[***]+
	$[***]	$[***]
[***]	[***]	[***]	[***]+
	$[***]	$[***]	$[***]
[***]	[***]	[***]	[***]+
	$[***]	$[***]	$[***]

The following pricing is the “Table B Pricing”:

Table B Pricing
Product	Price	Minimum Pcs
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]
[***]	$[***]	[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PPC	Patient Programmer & Charger / Patient System Kit
PoP	Pocket Programmer Kit
CP	Clinician Programmer Kit
PFT	Patient Feedback Tool Kit
EPG	External Pulse Generator Kit
Coil	Charging Paddle Kit

Additional Pricing Terms:

☐

Purchase Orders cannot be aggregated to achieve pricing breaks. Additional pricing discounts based on minimum quantity order shall be provided on subsequent Purchase Orders that meet the minimum order quantities pursuant to the terms above. (i.e. No incremental discounts shall be provided should Client have forecast changes that result in volumes beyond the original pricing tier of the Purchase Order). These subsequent Purchase Orders may be placed prior to the conclusion of the [***] month delivery period described in Section 3.d of this Manufacturing Amendment, if the original order quantity has been met.

☐

Pricing will be effective for other Client neuromodulation models based on the current Platform provided minimum Purchase Order minimum commitments as set forth above are met and such devices remain substantially equivalent from a hardware, assembly, and testing perspective to the initial Products hereunder. Any volume from such new models shall be included in any volume calculations and count towards minimum quantities. Other Product changes and different models will be at Prices agreed by the parties.

o

The parties agree that any cost increases resulting from changes to the existing product design shall be passed through to Client. The parties agree that any cost savings resulting from changes to the existing product design shall be split by Client and Minnetronix [***]/[***].

☐

Additional volume discounts through year 2020 may be possible pending Minnetronix supplier negotiations and such discounts will be split by Client and Minnetronix [***]/[***] if Minnetronix is successful in negotiating such discounts.

☐

With respect to any Component that is not sourced directly by Minnetronix (in other words it is sourced by or through Client), including ASIC chips, Printed Materials and Batteries, the following shall apply:

▪	If Minnetronix material costs for the above Components increases or decreases more than [***]%, then the above prices, as applicable, will be adjusted accordingly.
▪

Client agrees to provide all required equipment and training to support the supply chain management transition for EPG boards. Delivery of such equipment will be as agreed by the parties. Client retains ownership of provided equipment, and Minnetronix may use it to perform hereunder. Client shall insure and maintain such equipment. On termination of the Manufacturing Agreement and all Purchase Orders Minnetronix will return such equipment to Client.

☐

Client will fund the transfer, training, and qualification of such Components at engineering rates that are congruent to its ongoing development projects with Minnetronix as of the date of this Manufacturing Amendment pursuant to a Statement of Work under the Business Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

☐

Upon the completed transfer of the EPG board tester, the rate of validation testing failures for EPG boards due to errors caused by the tester shall be no greater than [***]%. Any failures beyond this yield requirement shall be paid by Client and product rework or additional testing will be negotiated in good faith for future Purchase Orders.

☐

Alternatively, Client may choose to provide previously tested EPG boards to Minnetronix. In this case, the EPG price will be the Table B Pricing as shown in the table “Table B Pricing” rather than the Table A Pricing (if it ever applies) and Minnetronix will issue a credit to Client for the cost of such EPG boards.

Alternative Source Project Summary and Pricing Terms:

☐

In order to move from Table B Pricing to Table A Pricing, Minnetronix will perform the following: (All PCBA revisions currently in process by the parties are already assumed in the Table A Pricing tables outlined above on this Schedule A).

o	Minnetronix will use commercially reasonable efforts to qualify an alternative source supplier for PCBAs on all Products, as applicable.

o

All such alternative source project expenses, including but not limited to the testing equipment transfer or duplication, will be assessed and funded by Minnetronix except as set forth in Section 3.c. of the Manufacturing Amendment and below.

o	The parties agree that the alternative-sourcing project will incorporate all mutually approved board revisions.

o	Minnetronix’ commitment on such alternative source project expenses is limited to actions necessary to establish an alternative-source of PCBAs.

▪	Additional or other design changes related to the PCBAs and related Client external devices/Products shall be covered under a separate Statement of Work.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix B
Warranties

Warranties that Minnetronix receives from its suppliers will be passed through to Nuvectra to the extent permissible.

In general, Minnetronix’ third party suppliers of PCBA boards provide time-bound warranties with respect to workmanship and custom components; off-the-shelf components typically are not included under Minnetronix’ third party supplier warranties, and would therefore not be covered by the warranty in Section 3(n)(iii) of this Manufacturing Amendment.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED WITH [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.